UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 8, 2006, during a conference call concerning K2 Inc.’s (“K2”) results of operations and financial condition for the fourth quarter and fiscal year ended December 31, 2005 and forward-looking statements relating to its six months ending June 30, 2006 and fiscal year ending December 31, 2006, and in connection with filing its earnings release on March 8, 2006 on a current report on Form 8-K, K2 provided the following information in response to questions from investors and analysts:

•	Management estimates that working capital will be reduced by $30 million by the end of 2006 when compared to 2005, excluding the impact of acquisitions, if any.

•	Management estimates that sales of paintball products are up 10% year-to-date in 2006 compared to the same period in 2005.

•	Management estimates that revenue on an annual basis from acquisitions in 2005 would be less than $20 million in such year.

•	Management estimates that 2006 worldwide pre-season ski sales will be up 5% when compared to 2005.

•	Management estimates that pre-season orders of Ex Officio® products are up 25% year-to-date in 2006 compared to the same period in 2005.

The above statements include forward-looking statements. K2 cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to K2’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, consumer spending, continued success of manufacturing in China, global economic conditions, product demand, financial market performance, and other risks described in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this filing are made as of the date of the statement, and the Company does not undertake to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: March 8, 2006	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall Senior Vice President and Chief Financial Officer